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EXHIBIT 16.1

                         [Grant Thornton LLP Letterhead]

April 19, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

          Re:    Emrise Corporation
                 File No. 001-10346

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Emrise Corporation dated April 19, 2006, for the event that occurred on April 13, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP
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GRANT THORNTON LLP

Los Angeles, California